As filed with the Securities and Exchange Commission on October 26, 1998
                                                       Registration No. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             ------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                             ------------------

                     TERAYON COMMUNICATION SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)

                             ------------------
          DELAWARE                                      77-0328533
   (State of Incorporation)                          (I.R.S. Employer
                                                    Identification No.)

                             ------------------

                            2952 BUNKER HILL LANE
                           SANTA CLARA, CA  95054
                  (Address of principal executive offices)

                             ------------------

                           1995 STOCK OPTION PLAN
                         1997 EQUITY INCENTIVE PLAN
               1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                      1998 EMPLOYEE STOCK PURCHASE PLAN
                           Non-Plan Option Grants
                          (Full title of the plans)


                               DR. ZAKI RAKIB
                           CHIEF EXECUTIVE OFFICER
                     TERAYON COMMUNICATION SYSTEMS, INC.
                            2952 BUNKER HILL LANE
                           SANTA CLARA, CA  95054
                               (408) 727-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ------------------

                                 Copies to:
                              James C. Gaither
                               Karyn R. Smith
                              Peter M. O. Wong
                             Cooley Godward LLP
                             One Maritime Plaza
                                 20th Floor
                        San Francisco, CA  94111-3580
                               (415) 693-2000

                             ------------------

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================


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                                                   PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO        AMOUNT TO BE       OFFERING PRICE PER        AGGREGATE OFFERING               AMOUNT OF
      BE REGISTERED             REGISTERED              SHARE (1)                 PRICE (1)               REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

Stock Options and          5,505,564               $0.10-$13.00               $45,774,210.04             $12,725.23
Common Stock (par
value $0.001)
------------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the (a) shares subject to options previously granted under the Terayon Communication Systems, Inc. ("Company" or "Registrant") 1995 Stock Option Plan (the "1995 Plan"), 1997 Equity Incentive Plan (the "1997 Plan"), 1998 Non-Employee Directors' Stock Option Plan (the "1998 Directors' Plan") and 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") (the 1995 Plan, the 1997 Plan, the 1998 Directors' Plan and the 1998 Purchase Plan, collectively, the "Plans"), and shares subject to options previously granted outside the Plans (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on October 19, 1998 for shares available for grant pursuant the Company's 1995 Stock Option Plan, 1997 Equity Incentive Plan, 1998 Non-Employee Directors' Stock Option Plan and 1998 Employee Stock Purchase Plan, pursuant to Rule 457(c) under the Act). The following chart shows the calculation of the registration fee:



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TYPE OF SHARES                                        NUMBER OF SHARES           OFFERING PRICE PER            AGGREGATE
                                                                                      SHARE                  OFFERING PRICE
------------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding options             1,202,964                 $1.31 (1)(a)           $1,575,882.84
 under the 1995 Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares reserved for future grant pursuant to the               54,758                 $12.57 (1)(b)             $688,308.06
 1995 Stock Option Plan
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Shares issuable pursuant to outstanding options             1,346,610                  $5.89 (1)(a)           $7,931,532.90
 under the 1997 Equity Incentive Plan
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Shares reserved for future grant pursuant to the            1,901,232                 $12.57 (1)(b)          $23,898,486.24
 1997 Equity Incentive Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares reserved for future grant pursuant to the              200,000                 $12.57 (1)(b)           $2,514,000.00
 1998 Non-Employee Directors' Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares reserved for future grant pursuant to the              700,000                 $12.57 (1)(b)           $8,799,000.00
 1998 Employee Stock Purchase Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding options               100,000                  $3.67 (1)(a)             $367,000.00
 outside the Plans
------------------------------------------------------------------------------------------------------------------------------------
Proposed Maximum Aggregate Offering Price                                                                    $45,774,210.04
------------------------------------------------------------------------------------------------------------------------------------
Registration Fee                                                                                                 $12,725.23
------------------------------------------------------------------------------------------------------------------------------------

                                   PART II

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Terayon Communication Systems, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP ("Cooley Godward"), San Francisco, California. As of the date of this Registration Statement, certain partners and associates of Cooley Godward own through investment partnerships an aggregate of 36,668 shares of Common Stock of the Company.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's Bylaws, indemnified parties are entitled to the fullest extent not prohibited by law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

     In addition, the Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. CONSULTANTS AND ADVISORS

     Not applicable.

Item 9. EXHIBITS

EXHIBIT
NUMBER

4.1             Amended and Restated Certificate of Incorporation of the Company

4.2*            Bylaws of the Company

4.3*            Specimen Stock Certificate

5.1             Opinion of Cooley Godward LLP

23.1            Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1            Power of Attorney is contained on the signature pages

99.1*           1995 Stock Option Plan, as amended on March 26, 1996

99.2*           1997 Equity Incentive Plan, as amended on June 9, 1998

99.3*           1998 Employee Stock Purchase Plan

99.4*           1998 Non-Employee Directors' Stock Option Plan

99.5            Form of Agreements used in connection with the 1995 Stock Option
                Plan

99.6            Form of Agreements used in connection with the 1997 Equity
                Incentive Plan

99.7 Form of Agreements used in connection with the 1998 Non-Employee Directors' Stock Option Plan

99.8 Form of Agreements used in connection with the 1998 Employee Stock Purchase Plan

99.9 Form of Agreements used in connection with option grants outside the 1995 Stock Option Plan and 1997 Equity Incentive Plan

________________________
*Filed as an exhibit to the Form S-1 Registration Statement (Registration
 No. 333-56911)

Item 10. UNDERTAKINGS


1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SANTA CLARA, STATE OF CALIFORNIA, ON OCTOBER 26, 1998.

                                    TERAYON COMMUNICATION SYSTEMS, INC.

                                    By:       /s/ Ray M. Fritz
                                       ----------------------------------
                                                  Ray M. Fritz
                                            Chief Financial Officer

                               POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dr. Zaki Rakib and Ray M. Fritz, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


SIGNATURE                        TITLE                                        DATE
---------                        -----                                        ----
       /s/ Zaki Rakib
------------------------------   Chief Executive Officer and Director         October 26, 1998
        DR. ZAKI RAKIB           (Principal Executive Officer)

       /s/ Ray M. Fritz
------------------------------   Chief Financial Officer (Principal           October 26, 1998
         RAY M. FRITZ            Financial and Accounting Officer)

     /s/ Shlomo Rakib
------------------------------   Chairman of the Board of Directors           October 26, 1998
        SHLOMO RAKIB

    /s/ Michael D'Avella
------------------------------   Director                                     October 26, 1998
       MICHAEL D'AVELLA

  /s/ Christopher J. Schaepe
------------------------------   Director                                     October 26, 1998
    CHRISTOPHER J. SCHAEPE

      /s/ Lewis Solomon
------------------------------   Director                                     October 26, 1998
         LEWIS SOLOMON

      /s/ Mark A. Stevens
------------------------------   Director                                     October 26, 1998
         MARK A. STEVENS

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER                             DESCRIPTION

  4.1 Amended and Restated Certificate of Incorporation of the Company

  4.2*          Bylaws of the Company

  4.3*          Specimen Stock Certificate

  5.1           Opinion of Cooley Godward LLP

 23.1           Consent of Ernst & Young LLP, Independent Auditors

 23.2           Consent of Cooley Godward LLP is contained in
                Exhibit 5.1 to this Registration Statement

 24.1           Power of Attorney is contained on the signature pages

 99.1*          1995 Stock Option Plan, as amended on March 26, 1996

 99.2*          1997 Equity Incentive Plan, as amended on June 9,
                1998

 99.3*          1998 Employee Stock Purchase Plan

 99.4*          1998 Non-Employee Directors' Stock Option Plan

 99.5           Form of Agreements used in connection with the 1995
                Stock Option Plan

 99.6           Form of Agreements used in connection with the 1997
                Equity Incentive Plan

 99.7 Form of Agreements used in connection with the 1998 Non-Employee Directors' Stock Option Plan.

 99.8 Form of Agreements used in connection with the 1998 Employee Stock Purchase Plan

 99.9 Form of Agreements used in connection with option grants outside the 1995 Stock Option Plan and 1997 Equity Incentive Plan


_________________________
* Filed as an exhibit to the Form S-1 Registration Statement (Registration No. 333-56911)